COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement ("Lease") is entered into this 28th day January, 2017 between Curo Management. LLC, 3527 N Ridge Rd, Wichita, KS 67205 (''Tenant") and Douglas R. Rippel, 3527 N. Ridge Rd., Wichita, KS 67205 ("Landlord").

1.Premises: Landlord rents to Tenant, and Tenant rents from Landlord the building ("Building") and property at 3607 N. Ridge Rd , Wichita, KS 67205 (-Premises") of which Landlord is the owner, subject to the terms and conditions in this Agreement The Building contains approximately 9,105 square feet.

2.Term: The term of this Lease shall commence on October 1, 2017 ("Lease Commencement Date") and terminate on September 30, 2022 ("Term") unless sooner terminated as herein set forth or unless extended in accordance with the provisions hereof Possession shall be given at the Lease Commencement Date, all subject to the provisions of Section 43 of this Lease below.

3.Options: Tenant shall have two (2) five (5) year options to extend the term of the Lease. Tenant shall exercise its right to extend by written notice to Landlord delivered on or before 180 days prior to the expiration of the Term, as extended.

4.Monthly Rental: Payment of Rent shall begin on the Lease Commencement Date. Tenant will pay to Landlord Rent payable in equal installments of $12,773.39 ($16 67isflyr) for - Rent on the first day of each month, the first such payment on the Lease Commencement Date and subsequent monthly payments on the first (1st) day of each succeeding month during the Term, except when that day falls on a weekend or a legal holiday, in which case rent is due on the next business day. The Rent (compounded) shall be increased, but in no event decreased, on the date of commencement of each Option extension as provided in Section 3 (each such anniversary an “Adjustment Date") by a fixed amount of five percent (5%).

5.Common Area Maintenance Expenses, Taxes and other Additional Rent: Tenant shall, from the Lease Commencement Date through the term of this Lease, keep in good order, condition, and repair, the Premises and every part thereof, including structural and non-structural, (pertaining to the Premises and within the Premises) and all adjacent sidewalks, landscaping, driveways, parking lots, fences, and signs included with the Premises. Landlord shall incur no expense nor have any obligation of any kind whatsoever in connection with maintenance of the Premises.
Tenant shall pay all real property taxes applicable to the Premises from the Lease Commencement Date through and during the Term of this Lease. All such payment shall be made at least ten (10) days prior to the delinquency of such payment. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid If any such taxes paid by Tenant shall cover any period of time prior to or after the expiration of the term hereof. Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required.

Tenant shall not be required to pay any imposition upon or against the Premises or any part thereof or the improvements so long as Tenant shall, to the extent permitted by law, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings which shall have the effect of preventing the collection of the imposition so contested. In the event that Tenant at any time institutes suit to recover any imposition or charge paid by Tenant under protest in Landlord's name, Tenant shall have the right, at its sole expense, to institute and prosecute such suit or suits in Landlord's name, in which event Tenant covenants and agrees to indemnify Landlord and save Landlord harmless from and against all costs, expenses (including, but not limited to, Landlord's attorneys' fees), charges or liabilities in connection with any such suit. Nothing herein contained shall require Tenant to pay any inheritance, estate, succession, transfer or gift taxes or state or federal income taxes of Landlord. Any imposition that relates in part to a period extending beyond the Term (including any imposition that has been converted into installment payments as provided in this Section, as to which the period over which such installments are payable shall be deemed to be the period to which such imposition relates) shallbe apportioned between Landlord and Tenant at the expiration of the Term. Tenant shall furnish to Landlord, upon request, within thirty (30) days after the due date of any imposition payable by Tenant official receipts of the proper taxing authority or other proof satisfactory to Landlord evidencing payment thereof.

6.     Late Charges: Any installment of Rent or any part thereof which is not made when due shall bear interest at the rate of Wall Street Journal Prime Rate plus three percent (3%) per annum from the date when the same is due hereunder until the same shall be paid ("Late Charge")
7.    Utilities: All applications and connections for necessary utility services on the demised premises shall be made in the name of Tenant only, and Tenant shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.
8.    Insurance: Tenant, at its sole cost and expense, shall maintain at all times during the term of this Lease policies of insurance as follows.
(a)Insurance against loss or damage to the Building and all other improvements by fire and such other hazards as may be covered by the form of "all-risk" coverage then customarily in use, in such amount as Landlord may determine to be sufficient to cover one hundred percent (100%) of the full replacement value from time to time of the Building and all improvements supplied by Landlord but not including personal property or Tenant supplied leasehold improvements, the proceeds of which shall be payable to Landlord.

(b)Comprehensive general public liability insurance against claims for bodily injury, death, and property damage occurring in or about the Premises or Adjacent Facilities, to afford protection in such limits as shall be reasonably requested by Landlord from time to time, but in any event not less than Two Million Dollars ($2,000,000) as a single limit policy in respect to any one occurrence causing injury or death, and property damage

(c)Such other insurance, including personal property and business interruption insurance. in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards that are at the time commonly insured against in the case of premises similarly situated.
All policies of insurance shall be written by companies reasonably satisfactory to Landlord and any mortgagee of Landlord and shall name as insured Landlord and such other persons or entities as Landlord may designate, as their interests may appear, and shall provide that losses shall be paid to such insureds as their interests may appear. At the request of Landlord, a mortgagee clause shall be included in such policies covering Landlord's mortgagee. Certificates evidencing renewals of each policy of insurance shall be delivered to Landlord at least twenty (20) days prior to the expiration dates of the respective policies. Tenant shall perform and satisfy all requirements of the companies writing any insurance policies referred to in this Lease so that at all times companies of good standing satisfactory to Landlord shall be willing to write such insurance.
Whenever (a) any loss, cost, damage or expense resulting from fire or other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through or under it, in connection with the Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case when the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).
In case any action or proceeding shall be commenced against Landlord growing out of any loss, cost, damage or expense under this Section, Landlord may give written notice of the same to Tenant and thereafter Tenant shall assume and discharge all obligation to defend the same and save and keep Landlord harmless from all costs, expenses (including, but not limited to, Landlord's attorneys' fees), liabilities, judgments and executions in any manner growing out of, pertaining to or connected therewith. In case Tenant shall at any time fail, neglect or refuse to procure or renew any insurance hereinabove provided, then Landlord shall have the right, but not the obligation, to procure or renew such insurance and any amounts paid therefore by Landlord shall be so much Additional Rent due at the next rent day after any such payment, with interest thereon at the rate of Wall Street Journal Prime Rate plus three percent (3%) per annum from the date of payment thereof.

9.    Signage: Tenant may install, at its sole cost and expense, maximum allowable signage (permitted by law) on the Premises. At Tenant's discretion, Tenant will be included on monument sign, if any If monument signage is unavailable, and monument signage is allowed under all applicable local ordinances, Tenant, at Tenant's sole cost and expense, may install monument signage for its sole and exclusive use. Design and location of the monument sign is subject to Landlord's approval. All Tenant Signage shall be subject to all applicable local ordinances.
10.     Parking: Landlord shall provide all unassigned common area parking for Tenant's employees and customers as required by applicable code or law.

11.    Default: Each of the following shall be an "Event of Default".
1.If Tenant shall fail to pay rent when due, the Landlord, at his option, may terminate all rights of the Tenant herein after not less than five (5) days written notice of such default given unless Tenant rectifies or cures the default within the said time.

2.If Tenant shall fail to pay any other payment of money, costs or expenses to be paid by Tenant under this Lease, when due, and the continuance of such failure for a period of ten (10) days after written notice from Landlord specifying such failure.

3. In the event of a default made by Tenant in any of the other covenants or conditions to be kept, observed and performed by Tenant, Tenant shall have thirty (30) days after receipt of written notice thereof to cure such default.

4.The filing or execution or occurrence of any of the following will be considered a Default on the part of Tenant:

(a)A petition in bankruptcy by or against Tenant,
(b)A petition against or answer by Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of any bankruptcy laws,
(c)Adjudication of Tenant as a bankrupt or insolvent,

(d)An assignment by Tenant for the benefit of creditors,
(e)A petition against or proceeding by Tenant for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of Tenant with respect to the Premises or with respect to all or substantially all of Tenant's property, or
(f)A petition against or proceeding by or against Tenant for its dissolution or liquidation or the taking of possession of Tenant's property by any governmental authority in connection with dissolution or liquidation. Where in the case of a petition filed against Tenant under (a), (b), (d) or (e) above, such petition is not dismissed within ninety (90) days after the filing thereof;
(g)Entry of an order, judgment or decree by any court of competent jurisdiction granting any prayer or demand contained in any petition under (a), (b), (e) or (f) above, which order, judgment or decree is not reversed or vacated within ninety (90) days after it is entered,
(h)Vacation or abandonment of the Premises, or (i) Taking by any person of Tenant's interest in this Lease upon execution, attachment or other process of law or equity.
In the event that the Tenant shall fail to cure any default within the time allowed under this section, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the premises is not surrendered. Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

In the event of Default on the part of Tenant, Landlord, at its option, in addition to all other rights and remedies provided in this Lease, at law or in equity (a) terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled at law, specifically including, without limitation, the excess of the aggregate Fixed Rent and Additional Rent that would have accrued for the balance of the Term, together with all of Landlord's expenses of re-leasing (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) or (b) terminate Tenant's right of possession of the Premises without terminating this Lease. In all events, Landlord may re-lease the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. If Landlord shall have elected to pursue its right to terminate Tenant's right of possession of the Premises without terminating the Lease, then Landlord shall have the further right and remedy to subsequently rescind such election and terminate the Lease. For purposes of any such re-leasing, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Landlord, in its reasonable discretion, all at Tenant's expense. If Landlord fails to re-lease the Premises, or if the Premises are re-leased and a sufficient sum is not realized therefrom after payment of all Landlord's expenses of re-leasing (including without limitation repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment, when due, of Fixed Rent and Additional Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord a sum equal to the amount of Fixed Rent and Additional Rent due under this Lease for each such monthly period, or if the Premises have been re-leased, Tenant shall pay any such deficiency on the rent day applicable to such month. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder at any time or from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. In the event Landlord exercises any remedy provided under this Section, all deposits theretofore made by Tenant with utility companies or under this Lease, all unearned insurance premiums and all rights of Tenant under all insurance policies required under this Lease, any claims for refund of any Imposition, any pending insurance claims or condemnation awards, and all fuel and supplies on the Premises shall be deemed to be and are hereby assigned to and transferred to Landlord, to be applied in payment of Tenant's liability under this Lease
No waiver of any default of Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

12.    Condemnation: If any legally constituted authority condemns or takes by eminent domain the Premises or such part thereof which shall make the Premises unsuitable for leasing for Tenant's business purposes, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for Rent as of that date. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that in the event Tenant has paid for all or part of the construction of the building or outside improvements which it occupies, it shall be entitled to receive any award with regard to the condemnation of the building and outside improvements pertaining to that portion for which it paid, whether for the taking or diminution in value thereof, if such condemnation occurs during the first fifteen (15) years after the Lease Commencement Date, and provided further that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenant's Trade Fixtures.

13.     Assignment of Agreement and Subletting: Tenant shall not without Landlord's consent, which shall not be unreasonably withheld or conditioned, assign or sublease the Premises. The following shall not be deemed an assignment or sublease. assignment of the Lease (in whole or part) or sublease of the Premises (in whole or in part to a corporation or entity which is (a) a parent, subsidiary, affiliate, franchisee, or licensee of Tenant; (b) a corporation with which Tenant merges: and (c) the result of a reorganization or the surviving corporation or entity following a consolidation, merger or other corporate restructuring.

14.    Violation of Laws. Landlord shall comply with all laws, orders, ordinances, statutes or requirements now or hereafter affecting the premises.

15.    Property Damage and Destruction In the event of partial or total destruction of the Building or the Premises which requires repairs to either the Building or Premises, Tenant shall forthwith make said repairs. If Tenant caused such damage or destruction and the cost of repair is not covered by the insurance provided for hereunder, Tenant shall forthwith make said repairs at its sole cost and expense. However, if the Building or Premises is damaged as a result of fire or any other insured casualty to an extent in excess of forty percent (40%) of its then replacement cost (excluding foundation[s]), or fifty percent (50%), or more, of the total square footage of the Building is damaged or destroyed by any casualty, Tenant may within sixty (60) days following the date such damage occurs terminate this Lease by written notice to Landlord. During the period that Tenant is making said repairs, this Lease shall continue in full force and effect, and the Monthly Rent shall be proportionately reduced based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Building or Premises. If Tenant elects to terminate this Lease, all rentals shall be prorated between Landlord and Tenant as of the date of such destruction. All insurance proceeds to which either Landlord or Tenant may be entitled as a result of the damage or destruction shall be applied to the cost of restoration unless Tenant elects to terminate the Lease as specified herein, in which case all insurance proceeds (other than proceeds covering Tenant's personal property and fixtures) shall become property of Landlord.

16.    Hazardous Material: "Hazardous Materials" as used herein, shall mean any product, substance, chemical, material or waste whose presence, nature, quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials is either (i) potentially injurious to the public health, safety, or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental agency, or (iii) a basis for liability to any governmental agency or third party under any applicable statute or common law theory. Hazardous Materials shall also include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products, or fractions thereof, asbestos, all products defined in the environmental laws of the state of the Premises, or defined by the United States Government, and those products described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U S C Article 9601 et seq., or defined by any applicable state or local laws and the regulations adopted thereunder.
Tenant hereby indemnifies and holds Landlord and Landlord's officers, directors, shareholders, managers, members, agents and employees harmless from and against, and shall reimburse Landlord and Landlord's officers, directors, shareholders, managers, members, agents and employees for, any and all "Losses" (as hereinafter defined) arising from, out of or as a consequence, directly or indirectly, of the release by Tenant of any Hazardous Materials on the Premises which first occurs during the Term of this Lease "Losses" shall mean any and all loss, claim, liability, damages, injuries to person, property or natural resources, cost, expense, action or cause of action and includes, but is not limited to, all costs of removal, remediation of any kind, detoxification, clean up and disposal of such Hazardous Materials and the preparation of any closure or other required plans, all costs of determining whether the Premises is in compliance and causing the Premises to be in compliance with all applicable Environmental Laws, all costs and fees associated with claims for damages to persons, property, or natural resources, and reasonable attorneys' fees and consultants' fees and court costs in respect thereto whether or not litigation or administrative proceedings shall occur, including all costs and expenses incurred or suffered by Landlord by reason of any violation of any applicable Environmental Law which occurs, or has occurred, upon the Premises during the Term of this Lease, or by reason of the imposition of any governmental lien for the recovery of environmental clean-up costs expended by reason of such violation.
The parties hereby covenant and agree that all obligations of a party under this Section shall survive any termination of the Lease, it being further understood and agreed that the rights of the indemnified party under this Section shall be in addition to any other rights and remedies under this Lease or at law or in equity. Any amount due to the indemnified party under this Section not paid by the other party within thirty (30) days after written demand therefor shall bear interest at Prime plus three percent (3%) per annum.

17.     Alterations and Repairs by Tenant: Tenant shall not replace, alter or repair the Premises or any part thereof or any equipment or appurtenance thereto if the cost thereof exceeds in the aggregate Twenty Thousand and No/100 Dollars ($20,000 00) (any such action being hereinafter referred to as a "Capital Improvement"), unless Tenant shall comply with the following requirements, which shall be applicable to all Capital Improvements.
(a) Tenant shall, before the commencement of the work, obtain Landlord's prior written consent to the proposed Capital Improvement and shall at least ten (10) days prior to the commencement of the work furnish the Landlord with the following.

(1)Complete plans and specifications for the work prepared by a licensed architect approved by Landlord, which plans and specifications shall also meet with Landlord's approval, together with the approval thereof by any governmental board, bureau or body then exercising jurisdiction over the Premises, which plans and specifications shall be and become Landlord's sole and absolute property in the event that this Lease shall be terminated for any reason;
(2)A fixed-sum contract in assignable form made with a reputable and responsible contractor satisfactory to Landlord, providing for the erection, completion and terms of payment for all work, labor and materials necessary to perform the work within the fixed price provided for in such contract;

(3)An assignment to Landlord of such contract, duly executed and acknowledged by Tenant, to be effective upon any termination of this Lease or upon Landlord's re-entry upon the Premises following an Event of Default prior to complete performance of such contract, such assignment also to include the benefits of all payments made on account of such contract, including payments made prior to the effective date of such assignment; and

(b) Tenant shall (1) at its expense carry or cause to be carried the necessary worker's compensation insurance and cause the insurance policies required under the Section entitled Insurance to be endorsed to cover the additional risk during the course of the work, and (2) procure all necessary permits from all governmental agencies and departments having jurisdiction in connection with such work. Tenant shall deliver evidence of compliance with the foregoing requirements to Landlord prior to the commencement of the work. Whenever requested by Landlord during the period of work. Tenant shall cause the architect in charge of the work (or if there is no architect in charge, the general contractor performing the work) to report in writing to Landlord as to whether the work is being done promptly and in a good and workmanlike manner, and in substantial compliance with the plans and specifications for the work Tenant shall also deliver to Landlord copies of any and all interim or progress certificates or other reports submitted by Tenant's architect, engineer or contractor
(c) The Capital Improvements shall be made promptly, in a first-class and workmanlike manner, in compliance with all Requirements and shall not lessen the value of the Premises. Title to any Building, Improvements, fixtures, (other than Trade Fixtures), additions, alterations, restorations, repairs and replacements constructed, made or installed by Tenant, whether or not resulting from any Capital Improvement and including, but not limited to, any repairs, restoration and other work required to be done pursuant to the provisions of other Sections of this Lease, shall be and become Landlord's sole property at the end of the Term without the necessity of Tenant's execution and delivery of any instrument transferring title thereto. Notwithstanding the foregoing, Tenant covenants and agrees upon Landlord's request to execute, acknowledge and deliver to Landlord any instrument reasonably requested by Landlord to confirm such title
18.     Tenant's Maintenance: Tenant shall, at its sole expense, keep the Premises, including both structural and non-structural components of the Premises and all systems and equipment such as HVAC, plumbing, storefront frames/glass/door(s), electrical, etc, clean, in good repair, and in conformance with the applicable law including, but not limited to, the lawful and valid requirements of any municipality in which such Premises may be situated and of all other public authorities, and shall make, at
Tenant's own expense, all additions, improvements, alterations and repairs on the Premises and on and to the improvements, interior and exterior required by any lawful authorities_ Tenant shall also make all necessary replacements, renewals, alterations and additions required to maintain all portions of the Premises in good condition.

19.     Liens: Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, nor shall Tenant create or permit to be created, and shall promptly discharge, any such lien (including, but not limited to, any mechanic's, contractor's, subcontractor's or material man's lien or any lien, encumbrance or charge arising out of any agreement (expressed or implied), chattel mortgage, security agreement, financing statement or otherwise) upon the Premises or any part thereof or the income therefrom or any personal property used in connection with the operation of the Premises, and Tenant shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises or any part thereof might be impaired.
If Tenant shall fail to cause any such lien to be discharged of record, then Landlord, after thirty (30) days' notice of its intention to do so, shall have the right, but not the obligation, in addition to any other right or remedy, to discharge such lien either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or bonding proceedings, and in any such event Landlord shall be entitled if it so elects to compel the prosecution of an action for foreclosure of such lien by the lienor and to pay the amount of judgment in favor of the lien owner with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection therewith shall constitute Additional Rent payable by Tenant under this Lease, due from Tenant to Landlord at the next rent day after any such payment, with interest thereon at Prime plus three percent (3%) per annum from the date of payment thereof.
This Lease shall constitute notice that Landlord shall not be liable for any work performed or to be performed, or any materials furnished or to be furnished, at the Premises for Tenant upon credit, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Premises, unless specifically ordered by Landlord in writing. Tenant shall have no power to do any act or make any contract that may create or be the foundation for any lien, mortgage or other encumbrance upon the estate of Landlord, or any other interest of Landlord in the Premises, the Building or the other Improvements or any part thereof.

20.     Surrender of Possession: Tenant shall on the last day of the Term or upon any sooner termination thereof, whether by lapse of time or by reason of Tenant's Default or otherwise, surrender and deliver to Landlord the Premises in broom clean, good condition, ordinary wear and tear excepted, and if Tenant shall thereafter remain in possession thereof, it shall be deemed guilty of forcible detainer of the Premises and shall be subject to all the conditions and provisions contained herein and to ejection and removal, forcibly and otherwise, with or without process of law. Upon the termination of this Lease by lapse of time, Tenant shall remove furniture, trade fixtures and other personal property belonging to Tenant that are incident to the business of Tenant (as distinguished from personal property used in the operation of the Premises); such furniture, trade fixtures and other personal property belonging to Tenant and incident to the business of Tenant are hereinafter referred to as 'Trade Fixtures". Tenant shall repair any injury or damage to the Premises from such removal. If Tenant does not remove such Trade Fixtures from the Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises or the Improvements resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a bill of sale, without further payment or credit by Landlord or Tenant.
Any holding over by Tenant of the Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at one hundred thirty percent (130%) of the monthly installments of fixed rent, plus additional rent and other sums otherwise payable hereunder for the Term. Nothing contained in this Section shall be construed to give Tenant the right to hold over after the expiration of this Lease, and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises and may seek damages in the event of such a hold over tenancy.
21.     Brokerage Fees, Commissions: Tenant has not otherwise engaged in any activity which could form the basis for a claim for real estate commission, brokerage fee, finder's fee or other similar charge, in connection with this lease
22.     Indemnification of Landlord: To the fullest extent permitted by Law, Tenant agrees to indemnify and save Landlord and its respective agents and employees harmless from and against all liabilities, claims, suits, fines, penalties, damages, losses, fees costs and expenses (including, but not limited to, Landlord's attorneys' fees) that may be imposed upon, incurred by or asserted against Landlord by reason of:
(a)    Any work or thing to be done in, on or about the Premises or any part thereof other than Landlord's work or improvements,
(b)     Any action or omission on the part of Tenant or any Sub Tenant or any of its or their agents, contractors, servants, employees, licensees or invitees,
(c)     Any accident, injury (including death) or damage, regardless of the cause thereof, to any person or property occurring in, on or about the Premises or any part thereof or any Adjacent Facility; and/or
(d)    Any failure on Tenant's part to perform or comply with any of the covenants, agreements, terms or conditions in this Lease or in any sublease, license, concession or other agreement entered into by Tenant.
The provisions of this Section shall survive the expiration or earlier termination of this Lease. Tenant agrees to pay, and to indemnify Landlord against, all costs and expenses (including, but not limited to, Landlord's reasonable attorneys' fees) incurred by or imposed upon Landlord by or in connection with any litigation to which Landlord becomes or is made a party without fault in its part, whether commenced by or against Tenant, or that may be incurred by Landlord in enforcing any of the covenants and agreements of this Lease (with or without the institution of any action or proceeding relating to the Premises or this Lease) or in obtaining possession of the Premises after an Event of Default or upon expiration or earlier termination of this Lease. Landlord may, but shall not be obligated to, cure any Default by Tenant hereunder. All sums expended and all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord pursuant to the provisions of this Lease or on account of any Default by Tenant under this Lease shall bear interest thereon from the respective dates when expended or incurred by Landlord at Prime plus three per cent (3%) per annum until repaid by Tenant to Landlord, and all such sums together with such interest shall become Additional Rent under this Lease, payable by Tenant to Landlord on the next rent date after such expenditure. All Rent and other amounts payable by Tenant under this Lease shall be and are hereby declared to be a valid and first lien upon Tenant's interest in the Premises and upon the rents, issues and profits in any manner arising or growing out of the same, and upon Tenant's interest in this Lease.
Landlord's granting of any consent under this Lease, or Landlord's failure to object to any action taken by Tenant without Landlord's consent required under this Lease, shall not be deemed a waiver by Landlord of its rights to require such consent for any further similar act by Tenant. No waiver by a party of any other breach of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or to be a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. None of the covenants under this Lease, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord No remedy conferred upon or reserved to a party under this Lease or under law shall be considered exclusive of any other remedy, but such remedies shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and every power and remedy given by this Lease to that party which may be exercised from time to time and as often as occasion may arise or as may be deemed expedient, without precluding that party's simult:1 neous or later exercise of any or all other rights or remedies. No delay or omission of a party Landlord to exercise any right or power arising from any Default or Event of Default shall impair any such right to power or shall be construed to be a waiver of any such Default or Event of Default or acquiescence therein
23.     Indemnification of Tenant: Except to the extent that such liability is caused by the negligence or tortious act or omission of Tenant, its agents, contractors, employees, invitees, licensees, or visitors, Landlord shall defend, indemnify and hold Tenant harmless from and against all liabilities, claims, suits.
fines, penalties, damages, losses, fees, costs and expenses (including, but not limited to, reasonable attorneys' fees) of whatever nature arising from the following
(a)Any willful, negligent or tortious act or omission on the part of Landlord, its agents contractors, employees; or
(b)Any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.
The provisions of this Section shall survive the expiration or earlier termination of this Lease.

24.     Court Costs and Attorneys' Fees: In any action or legal proceeding to enforce any part of this Lease, the prevailing party shall recover reasonable attorneys' fees and court costs.

25.     Prevailing Law: This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises is located.

26.    Binding on Successors: All covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon Landlord's successors and assigns and Tenants permitted successors and assigns as if such successors and assigns were in each case specifically named, and shall be construed as covenants running with the land. Wherever reference is made in this Lease to either party, it shall be held to include and apply to such successors and assigns. The provisions of this Section shall not be construed to grant or to confer any greater rights of assignment upon Tenant than are provided in the Section entitled Assignment of Agreement and Subletting

27.    Time is of the Essence: Time is of the essence with respect to every provision of this Lease

28.    Entire Agreement: This document and any Attachments constitute the entire Agreement between the parties, and no promises or representations, other than those contained here and those implied by law, have been made by Landlord or Tenant Any modifications to this Agreement must be in writing and signed by Landlord and Tenant.

29.     Severability: The provisions of this Lease are severable and in the event any provision, clause, sentence, section or part thereof is held to be invalid, illegal, unconstitutional, inapplicable or unenforceable to any person or circumstances, such invalidity, illegality, unconstitutionality, inapplicability or unenforceability shall not affect or impair any of the remaining provisions, sentences, clauses, sections parts of the lease or their application to Tenant or other persons or circumstances. To the extent that any portion of this agreement found to be invalid, illegal. unconstitutional, inapplicable or unenforceable may be valid by striking of certain words or phrases, such words or phrases shall be deemed to be stricken and the remainder of the provisions and the remainder of the other portions of this Lease agreement shall remain in full force and effect, It is further agreed that this Lease may be executed in counterparts, each of which when considered together shall constitute the original contract.

30.     Notices: All notices given under the terms of this Lease shall be in writing and sent by United States mail, registered or certified, with postage prepaid, or sent PRIORITY by a nationally-recognized overnight delivery service (i e Federal Express, UPS) addressed to the parties set out below, or at such other address as they have specified by written notice delivered in accordance herewith:

To the Landlord:	Name: Address: City: State: Zip Code: Phone #: Fax #:

To the Tenant:	Curo Management, LLC 3527 North Ridge Road Wichita, Kansas 67205 Phone #: (316)-722-3801 Fax #: (316)-494-6507 Attn: Real Estate Department
Notices shall be deemed delivered (i) on three (3) business days after being deposited in the United States mail, postage prepaid, certified or registered mail, or (ii)on the first business day following the date it is deposited with an overnight delivery service. A change of address by either Party must be by notice given to the other in the manner specified above. Notwithstanding anything to the contrary herein, in the event of an emergency, notice may be provided by any means, including, but not limited to, facsimile, email, and telephone, and will be deemed received when sent.
31.     Quiet Enjoyment: Upon payment by Tenant of the rent herein provided, and upon the observance by Tenant of the terms and conditions on Tenant's part to be observed and performed, under the terms of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term of this Lease without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through, or under Landlord, subject, nevertheless, to each and every one of the terms, provisions, covenants, agreements, undertakings and conditions of this Lease.

32.    Force Majeure: In the event that either Party hereto shall be delayed, hindered in or prevented from performing any act required hereunder by reason of strikes, lockouts, inability to procure materials or labor, failure of power, governmental laws, regulations or process, riots, insurrection, war, or any other reason of a like nature not the fault of or beyond the control of the party delayed in performing such act, then performance of such act shall be excused for the period of the delay and the period allowed for the performance of such act shall be extended for a period equivalent to the period of such delay. In the event the aforementioned shall cause a delay in Tenant's ability to open for business and/or delay commencement of the Term of this Lease, then all terms and conditions including but not limited to rent and other charges, shall be adjusted accordingly. Also, in the event Tenant's business is interrupted due to the occurrence of any of the above events after the commencement of the Term of this Lease and Tenant is forced to close its' business or delay the reopening of its' business within the Premises, then all rent and other charges hereunder shall be abated during the period Tenant is unable to operate or must delay operations because of such event.

33.    Sub-ordination of Lease: This Lease shall be subject and subordinate to the lien of any bank or institution or other mortgage or mortgages now or hereafter in force against the Premises, and to all advances made upon the security thereof, provided that the holder of any such mortgage shall execute and deliver to Tenant a Subordinate Non-disturbance and Attornment Agreement in form reasonably satisfactory to Tenant, providing further that such holder will recognize this Lease and not disturb Tenant's possession of the Premises in the event of foreclosure if Tenant is not then in default hereunder beyond any applicable cure period.

34.     Termination or Continuation of Existing Lease, Landlord and Tenant acknowledge that they are parties to an existing lease dated April 16, 2012 and expiring on March 16, 2022 ("Existing Lease") by which Tenant currently leases a portion of the Premises from Landlord. Landlord and Tenant hereby agree to the following:

a.In the event Landlord is unable to deliver possession of the Premises on or prior to the Lease Commencement Date, the Lease Commencement Date shall be extended to the date that Landlord actually delivers the Premises to Tenant.
b.Upon delivery of the Premises to Tenant, the Existing Lease shall terminate and be of no further force and effect with the exception of those provisions that are specifically described as surviving the termination of the Existing Lease.

IN WITNESS WHEREOF the parties set their hands the date first set forth above.

LANDLORD: Douglas R. Rippel	TENANT: Curo Management, LLC
By: /s/ Douglas Rippel	By: /s/ Chris Darnell
Name: Chris Darnell
Title: SVP, Real Estate